UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 10, 2007

Cross Country Healthcare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (561) 998-2232

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

(a)

On May 10, 2007, at the 2007 Annual Meeting of Stockholders of Cross Country Healthcare, Inc. (the “Company”), the Company’s stockholders approved the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). The Board of Directors had previously approved the 2007 Plan, subject to stockholder approval.

A description of the 2007 Plan is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2007 under the caption “Proposal Three- Approval of the Cross Country Healthcare, Inc. 2007 Stock Incentive Plan.” The description of the 2007 Plan is qualified in its entirety by reference to the full text of the 2007 Plan, which is filed as Exhibit 10.1 hereto.

(b)

On May 10, 2007, the Board of Directors approved the grant of 2,725 restricted shares of our Common Stock under the 2007 Plan to each of the following directors of the Company: W. Larry Cash, Gale Fitzgerald and Joseph Trunfio. The shares of restricted stock will vest in four equal annual installments, with the first tranche vesting on May 10, 2008. Prior to the applicable vesting dates, the shares of restricted stock are subject to the risk of forfeiture and may not be sold or transferred. While the shares of restricted stock are subject to forfeiture, the holder may exercise full voting rights and will receive dividends and other distributions paid with respect to the shares of restricted stock. The foregoing summary of the restricted stock grants is qualified in its entirety by reference to the form of restricted stock agreements used by the Company in connection with the grant of shares of restricted stock to non-employee directors filed as Exhibit 10.2 hereto. The closing price of our Common Stock on May 10, 2007 was $18.35.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits:

Exhibit No.	Description

Exhibit 10.1 Exhibit 10.2	Company’s 2007 Stock Incentive Plan Form of Non-Employee Directors’ Restricted Stock Agreement under the Company’s. 2007 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

BY:	/s/ JOSEPH BOSHART
Name: Joseph Boshart
Title: Chief Executive Officer

Date:  May 14, 2007

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